Exhibit 10.3.2
AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE
AGREEMENT
     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of May 31, 2006 (this “Amendment”), is entered into by and among:
     (a) RPM Funding Corporation, a Delaware corporation (“Seller”),
     (b) RPM International Inc., a Delaware corporation (“RPM-Delaware”), as initial Servicer,
     (c) Victory Receivables Corporation, a Delaware corporation (“Victory” or a “Conduit”), and Variable Funding Capital Company LLC, a Delaware limited liability company (“VFCC” or a “Conduit”),
     (d) The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch (together with Victory, the “Victory Group”), and Wachovia Bank, National Association (together with VFCC, the “VFCC Group”),
     (e) The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent for the Victory Group (in such capacity, a “Co-Agent”), and Wachovia Bank, National Association, as agent for the VFCC Group (in such capacity, a “Co-Agent”), and
     (f) Wachovia Bank, National Association, as administrative agent for the Victory Group, the VFCC Group and each Co-Agent (in such capacity, together with its successors and assigns, the “Administrative Agent” and, together with each of the Co-Agents, the “Agents”), and pertains to that certain Amended and Restated Receivables Purchase Agreement dated as of May 10, 2006 among the parties hereto (the “Agreement”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.
PRELIMINARY STATEMENT
     Seller wishes to amend the Agreement has hereinafter set forth, and the Agents and the Purchasers are willing to agree to such amendments on the terms and subject to the conditions set forth in this Amendment.
          Section 1. Amendment. The definition of “EBITDA” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     “EBITDA” means, for any period, determined on a consolidated basis for RPM-Delaware and its Subsidiaries, (i) net income of RPM-Delaware and its Subsidiaries (calculated before provision for income taxes, interest expense, extraordinary items, non-recurring gains or losses in connection with asset dispositions, income attributable to equity in affiliates, all amounts attributable to depreciation and amortization and non-cash charges associated with asbestos liabilities) for such period, minus (ii) cash payments made by RPM-Delaware or any of its Subsidiaries in respect of asbestos liabilities (which liabilities include, without limitation, defense costs and indemnification liabilities incurred in connection with asbestos liabilities) during such period.
          Section 2. Representations and Warranties. In order to induce the Agents and the Purchasers to enter into this Amendment, Seller hereby represents and warrants to the Agents and the Purchasers, as of the date hereof, that (a) the execution and delivery by Seller of this Amendment are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part, (b) this Amendment has been duly executed and delivered by Seller, (c) no event has occurred and is continuing that will constitute an Amortization Event or a Potential Amortization Event, and (d) each of Seller’s representations and warranties set forth in Section 5.1 of the Agreement (other than Section 5.1(m) thereof) is true and correct on and as of the date hereof as though made on and as of the date hereof.
          Section 3. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts hereof, duly executed by each of the parties hereof, and of a copy of an amendment to the definition of “EBITDA” in the RPM-Delaware Credit Agreement that is consistent with the definition set forth in Section 1 hereof, duly executed by each of the parties to the RPM-Delaware Credit Agreement.
          Section 4. Bankruptcy Petition. With respect to each Conduit, each of the other parties hereto hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of such Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
          Section 5. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
          Section 6. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
          Section 7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

          Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof via facsimile or electronic mail of an executed .pdf copy thereof shall, to the fullest extent permitted by applicable law, have the same force and effect and delivery of an originally executed counterpart hereof.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.
RPM FUNDING CORPORATION, as Seller

By:	/s/ Keith R. Smiley
Name: Keith R. Smiley
Title: Vice President & Treasurer
RPM INTERNATIONAL INC., as Servicer

By:	/s/ P. Kelly Tompkins
Name: P. Kelly Tompkins
Title: Senior Vice President, General Counsel and Secretary

VICTORY RECEIVABLES CORPORATION

By:	/s/ R. Douglas Donaldson

Name:	R. Douglas Donaldson
Title:	Treasurer
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Victory Agent

By:	/s/ Van Dusenbury

Name:	Van Dusenbury
Title:	Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CHICAGO BRANCH

By:	/s/ Tsuguyuki Umene

Name:	Tsuguyuki Umene
Title:	Deputy General Manager

VARIABLE FUNDING CAPITAL COMPANY LLC
By: Wachovia Capital Markets, LLC, attorney-in fact

By:	/s/ Douglas R. Wilson, Sr.

Name:	Douglas R. Wilson, Sr.
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, individually, as VFCC Agent and as Administrative Agent

By:	/s/ Michael J. Landry

Name:	Michael J. Landry
Title:	Vice President

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